UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018

GIGGLES N’ HUGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53948	20-1681362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3222 Galleria Way Glendale, California 91210
(Address of principal executive offices)

Registrant’s telephone number, including area code: 818) 956-4847

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 14, 2018, Giggles N’ Hugs, Inc., a Nevada corporation (the “Company”) received notice that its bid price closed below $0.01 for more than 30 consecutive calendar days and no longer meets the Standards for Continued Eligibility for OTCQB as per the OTCQB Standards, Section 2.3(2), which states that a company must “maintain proprietary priced quotations published by a Market Maker in OTC Link with a minimum closing bid price of $.01 per share on at least one of the prior thirty consecutive calendar days.”

As per Section 4.1 of the OTCQB Standards, the Company will be granted a cure period of 90 calendar days during which the minimum closing bid price for the Company’s common stock must be $.01 or greater for ten consecutive trading days in order to continue trading on the OTCQB marketplace. If this requirement is not met by December 13, 2018, the Company will be removed from the OTCQB marketplace. In addition, in the event that the Company’s closing bid price falls below $0.001 at any time for five consecutive trading days, the Company will be immediately removed from OTCQB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Giggles N Hugs, Inc., a Nevada corporation (Registrant)

Date: September 20, 2018	By:	/s/ Joey Parsi
	Name:	Joey Parsi
	Title:	Co- Chief Executive Officer